PROSPECTUS SUPPLEMENT
(To Prospectus Supplement Dated December 17, 1996 and Prospectus Dated October 18, 1996)

$275,000,000 (APPROXIMATE)

OPTION ONE ASSET-BACKED FIXED RATE AND FLOATING RATE CERTIFICATES
SERIES 1996-8

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR


OPTION ONE MORTGAGE CORPORATION
MORTGAGE LOAN SELLER AND MASTER SERVICER



     THE FIRST SENTENCE OF THE FIRST PARAGRAPH ON PAGE S-56 UNDER THE HEADING "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF ONE-MONTH LIBOR" IS REPLACED BY THE FOLLOWING:

         With respect to the first Interest Accrual Period for the Class A2 Certificates, on December 17, 1996, and with respect to each subsequent Interest Accrual Period for the Class A2 Certificates, on the second business day preceding each Distribution Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the next Interest Accrual Period for the Class A2 Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.



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     SALOMON BROTHERS INC
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The date of this Prospectus Supplement is December 19, 1996.